ENERGIZER HOLDINGS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                 I.  DEFINITIONS

     1.1 "Affiliated Company" means Energizer Holdings, Inc., those domestic corporations in which Energizer Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designed by the Committee.

     1.2 "Beneficiary" means either a Surviving Spouse (as defined in the Retirement Plan) or any other person (including a trust) designated pursuant to the terms of the Retirement Plan to receive benefits under the terms of that Plan as a result of an Employee's death.

     1.3 "Benefit Limitations" means the limitations on benefit accruals under the Retirement Plan set forth in Section 2.1.

     1.4     "Code"  means  the  Internal  Revenue  Code  of  1986,  as amended.

     1.5 "Committee" means the Committee of the Board of Directors of Energizer Holdings, Inc., its designee, or any successor to such Committee.

     1.6     "Company"  means  Energizer  Holdings,  Inc.

     1.7 "Compensation" means compensation included for purposes of computation of benefits pursuant to the Retirement Plan.

     1.8     "Employee"  means  a  person  employed  by  any  of  the Affiliated
Companies who is one of a select group of management or highly-compensated employees.

     1.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.10 "Plan" means the Energizer Holdings, Inc. Supplemental Executive Retirement Plan.

     1.11 "Retirement" means the effective date on which an Employee or such Employee's Beneficiary begins to receive benefits pursuant to the Retirement Plan.

     1.12 "Retirement Plan" means the Energizer Holdings, Inc. Retirement Plan or any successor plan.

     1.13 "Section 415 Limitation" means the limitation, imposed by Section 415 of the Code, on the amount of retirement benefits payable from a qualified retirement plan to a participant in such plan.

     1.14 "Supplemental Retirement Benefits" means benefits payable pursuant to Article III of the Plan.

     1.15 "Surviving Spouse" means the spouse of an Employee who dies prior to Retirement.

                                II.  ELIGIBILITY

     2.1     Benefit  Limitations.  Any  Employee described in Section 2.2 shall
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be  eligible  to accrue Supplemental Retirement Benefits as described in Article
III in the event that such Employee's retirement benefits accrued pursuant to the Retirement Plan are limited by the Section 415 Limitation and/or the Compensation limitations imposed by Section 401(a) of the Code.

     2.2     Eligible  Employees.  The  following Employees shall be eligible to
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accrue  Supplemental  Retirement  Benefits  to the extent their benefits accrued under  the  Retirement  Plan are limited by the Benefit Limitations set forth in
Section  2.1  above:

(a)     Principal  Corporate  Officers  of the Company or an Affiliated Company:
Chief  Executive  Officer,  President, any Vice President, Secretary, Treasurer;

(b) Chairmen of the Board, Chief Executive Officers, Presidents and Corporate Vice Presidents of the Company and any Affiliated Companies designated by the Chief Executive Officer of the Company;

(c) Vice Presidents of administrative or operating divisions of the Company or an Affiliated Company;

(d) Any other Employee designated by the Chief Executive Officer of the Company.

                    III.     SUPPLEMENTAL RETIREMENT BENEFITS

     3.1     Amount  and Form of Employee's Benefit.  Any Employee who meets the
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eligibility  requirements  of  Article  II  shall  be  entitled  to  receive  a
Supplemental Retirement Benefit which shall be equal in value to the additional benefit which such Employee would have received pursuant to the Retirement Plan but for the Benefit Limitations.

Notwithstanding the form of benefit selected by the Employee to be paid from the Retirement Plan, the amounts payable pursuant to this Section 3.1 shall be paid in the form of a five-year certain annuity if the Employee is unmarried at the time of commencement of payment, or in the form of a 50% contingent annuitant benefit if the Employee is married at that time, such optional forms to be calculated in a manner consistent with administration of the Retirement Plan; except that an Employee may irrevocably elect, in the year prior to the year in which such Employee first accrues a benefit under the Plan, to receive benefits pursuant to this Section in a five-year certain annuity, ten-year certain annuity, life annuity, 50% contingent annuitant benefit or 100% contingent annuitant benefit.

     In addition, if the Employee is enrolled in the Account Option Benefit as defined under the Retirement Plan, such Employee may elect to receive his/her benefit in a single lump-sum payment. Such Employee must elect this form of payment at least one year prior to the date payments under this Plan begin.

     Benefits shall be payable to an Employee in monthly installments on the first day of each month following Retirement.

     3.2     Beneficiaries.  In  the event of an eligible Employee's death, such
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Employee's  Beneficiary  shall receive Supplemental Retirement Benefits equal in amount to the additional monthly benefit which such Beneficiary would have received from the Retirement Plan but for the Benefit Limitations applicable to the Employee's accrued benefit.

     3.3     Lump  Sum  Payments.  In  lieu  of  monthly  installment  payments
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described  in  Section  3.1  and 3.2, the Committee, at its sole discretion, may pay, on the sixtieth (60th) day after Retirement or death of an Employee, Supplemental Retirement Benefits in the form of a single lump-sum distribution equal in amount to the present value of the right to receive such Supplemental Retirement Benefits on a monthly basis, but only in the event that such monthly benefit payment is less than $100. The present value shall be determined using the discount rate and mortality assumptions utilized in the Retirement Plan to determine the present value of lump-sum cash distributions permitted by Section 417 of the Code, as such rate may be determined or adjusted from time to time.

                        IV.     ERISA BENEFIT LIMITATION

     4.1     Obligations  Unfunded.  All benefits due an Employee or Beneficiary
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pursuant  to  the  Plan  are  unfunded  and unsecured and are payable out of the general funds of the Company. The Company shall make no provision for the funding or insuring of any benefits payable hereunder. In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments made hereunder, such reserve shall not under any circumstances be deemed to be an asset of the Plan, nor a source of payment of any claims under the Plan but at all times shall remain a part of the general assets of the Company, and shall be subject to the claims of its creditors.

The Company may, in its sole and absolute discretion, establish a grantor trust for the payment of benefits hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company, as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of ERISA. Such trust shall make distributions in accordance with the terms of the Plan.

     4.2     Excess  Benefit  Plan.  The  portion  of  the  Plan  relating  to
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Supplemental  Retirement  Benefits  payable  on  account  of  the  Section  415
Limitations constitutes an excess benefit plan as defined in Section 3(36) of ERISA.

     4.3     No Right to Continued Employment.  Neither the establishment of the
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Plan nor the payment of any benefits thereunder nor any action of the Affiliated
Companies shall be held or construed to confer upon any person any legal right to be continued in the employ of any Affiliated Company.

     4.4     Power  to  Amend  or  Terminate.  The  Board  of  Directors  of the
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Company, the Committee and their delegees are each empowered to amend, modify or terminate this Plan at any time, except that no amendment, modification or termination may reduce or otherwise detrimentally affect benefits payable under this Plan to an Employee or his Beneficiary without regard to such amendment unless the Employee (or Beneficiary, if the Employee is deceased) consents to such change.

     4.5     Benefits Upon Divestiture or Other Disposition of Business.  In the
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event  that,  as a result of a sale of stock or assets or another transaction by which all or part of an Affiliated Company ceases to be an affiliate of the Company, an Employee's employment with an Affiliated Company is terminated or his employer is no longer an Affiliated Company, the Company reserves the right to offset, against any Supplemental Retirement Benefits otherwise payable to such Employee or his Beneficiary, retirement benefits payable to such Employee or his Beneficiary from any pension or retirement plan of such purchaser, its affiliate or successor ("Purchaser") after consummation of such sale to the extent such benefits duplicate the benefits payable under this Plan. The Company also reserves the right to assign its rights and obligations pursuant to this Plan and, upon the assumption of such rights and obligations by a third party, The Company shall guarantee the payment of such transferred obligations in the event that the assignee fails to pay them.

     4.6     Transferability  of  Benefits.  The  Employee's  right  to  receive
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payment  of  benefits  under  this  Plan  shall  not be transferred, assigned or pledged except by beneficiary designation, by will or pursuant to the laws of descent and distribution. A beneficiary designation form shall be effective only when the form is received by the Company and shall cancel all beneficiary designation forms of the Employee previously received by the Company.

     4.7     Anticipation  of Benefits.  An Employee shall have a claim upon the
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Company only to the extent of the monthly payments, if any, due such Employee up to and including the then current month, and the Employee shall not have a claim against the Company for any subsequent monthly payment unless and until such payments shall become due and payable.

     4.8     Taxes.  Any taxes required to be withheld under applicable federal,
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state  or  local  tax  laws  or regulations may be withheld from any payment due hereunder.

     4.9     Missouri  Law to Govern.  Except to the extent preempted by federal
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law,  all  questions  pertaining  to  the  interpretation,  construction, administration, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Missouri.

     4.10     Headings.  Headings  of  Articles  and  Sections  of  the Plan are
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inserted  for  convenience  of  reference,  and  constitute no part of the Plan.

     4.11     Gender.  The  use  of masculine pronouns herein shall be deemed to
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include  both  males  and  females.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the _____ day of ______________________, 2000.

                              ENERGIZER  HOLDINGS,  INC.


                              By:     ____________________________________

                              Title:     ____________________________________